CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




     We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Lehman Brothers Institutional Liquidity Cash Management Funds and to the use of our reports each dated May 15, 2008 on the financial statements and financial highlights of Cash Management Prime Portfolio, a series of Lehman Brothers Institutional Liquidity Cash Management Funds, and Prime Master Series and Tresury Master Series, each a series of Institutional Liquidity Trust. Such financial statements and financial highlights appear in the March 31, 2008 Annual Reports to Shareholders which are also incorporated by reference into the Registration Statement. We also consent to the references to us in the Prospectus and in the Statement of Additional Information.



                                                /s/ TAIT, WELLER & BAKER LLP

                                                TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
JULY 29, 2008